EXHIBIT 99.1

AutoZone 1st Quarter Sales Increase 7.5%; EPS Increases 26.4% to $2.82

MEMPHIS, Tenn., Dec. 8, 2009 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.6 billion for its first quarter (12 weeks) ended November 21, 2009, an increase of 7.5% from the first quarter of fiscal 2009 (12 weeks). Domestic same store sales, or sales for stores open at least one year, increased 5.6% for the quarter.

Net income for the quarter increased $11.9 million, or 9.1%, over the same period last year to $143.3 million, while diluted earnings per share increased 26.4% to $2.82 per share from $2.23 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 50.3% (versus 50.1% last year). Gross margin increased by 20 basis points primarily due to leverage of distribution costs from lower fuel charges and improved efficiencies. Operating expenses, as a percentage of sales, were 33.9% (versus 34.0% last year). Operating expense leverage from increased sales volumes was offset by ongoing investments in our hub stores and an increase in pension expense due to the recognition of actuarial losses primarily from lower than expected investment performance in fiscal 2009.

Under its share repurchase program, AutoZone repurchased 1.4 million shares of its common stock for $204 million during the first quarter, at an average price of $144 per share. The Company has $105 million remaining under its current share repurchase authorization.

The Company's inventory increased 3.5% over the same period last year, driven by new store openings. Inventory per store was $508 thousand versus $512 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $17 thousand from $43 thousand last year.

"We are pleased to report a 26.4% increase in diluted earnings per share, which is our 13th consecutive quarter of double digit EPS growth. I would like to thank all AutoZoners across North America for their dedication and commitment to providing the type of customer service and trustworthy advice our customers have come to expect from AutoZone. This past quarter, both our Retail and Commercial businesses reported strong sales growth. We remain committed to our plan of continually improving our parts coverage, hiring, retaining and training the best automotive parts professionals, and growing our Commercial business. Additionally, we reported a 24.9% trailing four quarter return on invested capital ratio this past quarter, as we remain committed to our disciplined approach of growing operating earnings while utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended November 21, 2009, AutoZone opened 38 new stores, closed two stores, and relocated one store in the U.S. and opened 5 stores in Mexico. As of November 21, 2009, the Company had 4,265 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 193 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, December 8, 2009, beginning at 10:00 a.m. (EST) to discuss its first quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com, by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, December 15, 2009 at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include return on invested capital, adjusted debt, and adjusted debt/EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: credit market conditions; the impact of recessionary conditions; competition; product demand; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Certain of these risks are discussed in more detail in the "Risk Factors" section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 29, 2009, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the "Risk Factors" could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

 AutoZone's 1st Quarter Highlights - Fiscal 2010

 Condensed Consolidated Statements of Operations
 1st Quarter
 (in thousands, except per share data)
                                               GAAP Results
                                        --------------------------
                                         12 Weeks        12 Weeks
                                           Ended           Ended
                                         November        November
                                         21, 2009        22, 2008
                                        ----------      ----------
 Net sales                              $1,589,244      $1,478,292
 Cost of sales                             789,320         737,101
                                        ----------      ----------
 Gross profit                              799,924         741,191
 Operating, SG&A expenses                  539,496         502,652
                                        ----------      ----------
 Operating profit  (EBIT)                  260,428         238,539
 Interest expense, net                      36,340          31,166
                                        ----------      ----------
 Income before taxes                       224,088         207,373
 Income taxes                               80,788          76,002
                                        ----------      ----------
 Net income                             $  143,300      $  131,371
                                        ==========      ==========
 Net income per share:
   Basic                                $     2.86      $     2.25
   Diluted                              $     2.82      $     2.23
 Weighted average shares outstanding:
   Basic                                    50,114          58,325
   Diluted                                  50,824          58,915

 Selected Balance Sheet Information
 (in thousands)
                                  November      November      August
                                  21, 2009      22, 2008     29, 2009
                                -----------   -----------   -----------
 Cash and cash equivalents      $   79,603    $   85,756    $   92,706
 Merchandise inventories         2,262,823     2,186,627     2,207,497
 Current assets                  2,617,941     2,462,145     2,561,730
 Property and equipment, net     2,368,846     2,267,198     2,354,357
 Total assets                    5,385,823     5,113,214     5,318,405
 Accounts payable                2,187,347     2,002,128     2,118,746
 Current liabilities             2,804,380     2,527,977     2,706,752
 Total debt                      2,739,500     2,268,200     2,726,900
 Stockholders' equity (deficit)   (483,965)       59,997      (433,074)
 Working capital                  (186,439)      (65,832)     (145,022)

 ----------------------------------------------------------------------

 Adjusted Debt / EBITDAR (Trailing 4 Qtrs)     November      November
 -----------------------------------------     21, 2009      22, 2008
                                              -----------   -----------
 Net income                                   $  668,979    $  640,461
 Add:  Interest                                  147,491       119,849
       Taxes                                     381,482       364,988
                                              -----------   -----------
 EBIT                                          1,197,952     1,125,298

 Add:  Depreciation                              182,846       169,970
       Rent expense                              185,520       170,644
       Option expense                             18,932        18,662
                                              -----------   -----------
 EBITDAR                                      $1,585,250    $1,484,574

 Debt                                         $2,739,500    $2,268,200
 Capital lease obligations                        53,004        59,640
 Add: rent x 6                                 1,113,120     1,023,864
                                              -----------   -----------
 Adjusted debt                                $3,905,624    $3,351,704
                                              ===========   ===========

 Adjusted debt to EBITDAR                            2.5           2.3

 Selected Cash Flow Information
 (in thousands)
                                               12 Weeks      12 Weeks
                                                Ended         Ended
                                               November      November
                                               21, 2009      22, 2008
                                              -----------   -----------
 Depreciation                                 $   42,566    $   40,153
 Capital spending                             $   53,439    $   51,099
 ----------------------------------------------------------------------

 Cash flow before share repurchases:
 Net decrease in cash and cash equivalents    $  (13,103)   $ (156,705)
 Subtract increase in debt                        12,600        18,200
 Subtract share repurchases                     (204,379)     (272,123)
                                              -----------   -----------
 Cash flow before share repurchases and
  changes in debt                             $  178,676    $   97,218
                                              ===========   ===========

 Other Selected Financial Information
 (in thousands)
                                               November      November
                                               21, 2009      22, 2008
                                              -----------   -----------

 Cumulative share repurchases ($ since
  fiscal 1998)                                $7,795,296    $6,563,038
 Remaining share authorization ($)            $  104,704    $  336,962

 Cumulative share repurchases (shares since
  fiscal 1998)                                   116,787       108,290
 Shares outstanding, end of quarter               49,427        57,488

 ----------------------------------------------------------------------

                                                 Trailing 4 Quarters
                                               November      November
                                               21, 2009      22, 2008
                                              -----------   -----------
 Net income                                   $  668,979    $  640,461
 Add:  After-tax interest                         93,952        76,224
       After-tax rent                            118,176       108,529
                                              -----------   -----------
 After-tax return                                881,107       825,214

 Average debt*                                 2,581,169     2,073,108
 Average capital lease obligations*               56,863        61,637
 Average equity*                                (211,980)      291,256
 Add: pre-tax rent x 6                         1,113,120     1,023,864
                                              -----------   -----------
 Invested capital                             $3,539,172    $3,449,865
                                              ===========   ===========

 Return on Invested Capital (ROIC)                  24.9%         23.9%
 ----------------------------------------------------------------------
 * All averages are computed by taking trailing 14 periods balances

 AutoZone's 1st Quarter Fiscal 2010
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                               12 Weeks      12 Weeks
                                                 Ended        Ended
                                               November      November
                                               21, 2009      22, 2008
                                             ------------  ------------
 Domestic stores:
   Store count:
   Stores opened                                      38            30
   Stores closed                                       2            --
   Replacement stores                                  1             2
   Total domestic stores                           4,265         4,122

   Stores with commercial programs                 2,312         2,240

   Square footage (in thousands):                 27,444        26,443

 Mexico stores:
   Stores opened                                       5             2
   Total stores in Mexico                            193           150

 Total stores chainwide                            4,458         4,272

   Square footage (in thousands):                 28,838        27,513
   Square footage per store                        6,469         6,440

 Sales Statistics
 ----------------
 ($ in thousands, except sales per average
  square foot)

                                               12 Weeks      12 Weeks
                                                 Ended        Ended
                                               November      November
 Total Auto Parts (Domestic and Mexico)        21, 2009      22, 2008
                                             ------------  ------------
   Total auto parts sales                    $ 1,556,261   $ 1,445,601
     % Increase vs. LY                               7.7%          1.4%

   Sales per average store                   $       351   $       340
   Sales per average square foot             $        54   $        53

 Domestic Commercial
   Total domestic commercial sales           $   183,842   $   170,627
     % Increase vs. LY                               7.7%          1.8%

 All Other (ALLDATA and E-Commerce)
   All other sales                           $    32,983   $    32,690
     % Increase vs. LY                               0.9%          6.7%

                                               Trailing      Trailing
                                              4 quarters    4 quarters
                                               November      November
 Total Auto Parts (Domestic and Mexico)        21, 2009      22, 2008
                                             ------------  ------------
   Total auto parts sales                    $ 6,782,599   $ 6,404,268
     % Increase vs. LY                               5.9%          4.9%
     % Increase vs. LY (excl 53rd week)              8.0%          2.9%

   Sales per average store                   $     1,554   $     1,531
   Sales per average square foot             $       241   $       238

 Domestic Commercial
   Total domestic commercial sales           $   786,262   $   756,786
     % Increase vs. LY                               3.9%          6.2%
     % Increase vs. LY (excl 53rd week)              5.7%          4.4%

 All Other (ALLDATA and E-Commerce)
   All other sales                           $   145,177   $   141,075
     % Increase vs. LY                               2.9%         10.3%
     % Increase vs. LY (excl 53rd week)              4.9%          8.2%

                                               12 Weeks      12 Weeks
                                                 Ended         Ended
                                               November      November
                                               21, 2009      22, 2008
                                             ------------  ------------
 Domestic same store sales                           5.6%         (1.5%)

 Inventory Statistics (Total Stores)
 -----------------------------------
                                                as of         as of
                                               November      November
                                               21, 2009      22, 2008
                                             ------------  ------------
   Accounts payable/inventory                       96.7%         91.6%

   ($ in thousands)
   Inventory                                 $ 2,262,823   $ 2,186,627
   Inventory per store                       $       508   $       512

   Net inventory (net of payables)           $    75,476   $   184,499
   Net inventory  / per store                $        17   $        43

                                                 Trailing 4 quarters
                                               November      November
                                               21, 2009      22, 2008
                                             ------------  ------------
   Inventory turns                                 1.6 x         1.5 x

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com